Exhibit 99.1


                                 Ann Taylor
                                 NEWS RELEASE
                                 142  WEST  57TH  STREET  NEW  YORK, N.Y. 10019



FOR IMMEDIATE RELEASE
---------------------


   ANN TAYLOR ANNOUNCES RECORD FISCAL YEAR 2003 FOURTH QUARTER AND FULL YEAR
   -------------------------------------------------------------------------
    EARNINGS AND RAISES SECURITIES REPURCHASE PROGRAM CEILING TO $75 MILLION
    ------------------------------------------------------------------------


      NEW YORK, NEW YORK, March 9, 2004 - AnnTaylor Stores Corporation (NYSE:

ANN) announced today record net income for the fourth quarter ended January 31,

2004 of $31,532,000, or $0.65 per share on a diluted basis (on an average of

49.7 million shares outstanding), compared to net income of $16,123,000, or

$0.35 per share on a diluted basis (on an average of 48.3 million shares outstanding), in the fourth quarter of fiscal 2002.




      As previously reported, total net sales for the fourth quarter of fiscal

2003 were $448,677,000, up 27.4 percent from $352,213,000 in the fourth quarter of fiscal 2002. By division, net sales for the fourth quarter of fiscal 2003 were $243,414,000 for Ann Taylor and $171,847,000 for Ann Taylor Loft.

Comparable store sales for the fourth quarter of fiscal 2003 increased 15.5 percent, compared to a comparable store sales decrease of 12.3 percent for the fourth quarter of fiscal 2002. Comparable store sales by division for the quarter were up 14.4 percent for Ann Taylor compared to a 14.6 percent decrease last year, and up 20.0 percent for Ann Taylor Loft compared to a 7.1 percent decrease last year.




      Gross margin as a percentage of net sales increased to 54.8 percent in the fourth quarter of fiscal 2003, compared to 52.0 percent in the fourth quarter of fiscal 2002. The increase is due to higher full price sales and higher margin rates achieved on non-full price sales.




      Selling, general and administrative expenses during the fourth quarter of fiscal 2003 were $191,956,000, or 42.8 percent of net sales, compared to

$156,067,000, or 44.3 percent of net sales for the same period last year. The decrease in selling, general and administrative expenses as a percentage of net sales was primarily due to increased leverage on fixed expenses resulting from the increase in comparable store sales, offset, in part, by an increase in the provision for management performance bonus.




      Operating profit was 12.0 percent of net sales in the fourth quarter of fiscal 2003, compared to 7.7 percent of net sales in the fourth quarter of last year.




      During the fourth fiscal quarter, the Company opened 2 new Ann Taylor stores and 11 new Ann Taylor Loft stores, and closed 3 Ann Taylor stores and 1

Ann Taylor Factory store. The total store count at the end of the fourth quarter was 648, comprised of 354 Ann Taylor stores, 268 Ann Taylor Loft stores, and 26

Ann Taylor Factory stores.

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

                                                                   ANNTAYLOR  2



      Total store square footage increased 10.8 percent to 3,662,000 square feet as of January 31, 2004, from 3,305,000 square feet at the end of fiscal 2002.

Capital expenditures for fiscal 2003 were $71,364,000, which included the addition of 8 new Ann Taylor stores, 61 new Ann Taylor Loft stores and 1 Ann

Taylor Factory store, as well as investments in the Company's information systems and distribution center. Capital expenditures for fiscal 2004 are expected to be approximately $116,000,000, which includes the costs associated with opening 82 - 92 new stores, existing store renovations, and warehouse and information system initiatives.



      Total long-term debt at January 31, 2004 was $125,152,000. The Company had no borrowings outstanding under its $175,000,000 credit facility at any time during fiscal 2003.




      For the fiscal year-to-date period ended January 31, 2004, the Company's net income was a record $100,942,000, or $2.13 per share on a diluted basis (on an average of 48.8 million shares outstanding), compared to net income of

$80,158,000, or $1.72 per share on a diluted basis (on an average of 48.3 million shares outstanding) for the same period last year.




      Fiscal year-to-date net sales totaled $1,587,708,000, up 15.0 percent from $1,380,966,000 in fiscal 2002. By division, net sales for fiscal 2003 were

$867,855,000 for Ann Taylor and $588,801,000 for Ann Taylor Loft. Comparable

store sales for the fiscal year-to-date period increased 5.3 percent, compared to a decrease of 3.9 percent for the same period last year. By division, fiscal

2003 comparable store sales were up 3.2 percent for Ann Taylor compared to a

5.3 percent decrease last year, and up 9.4 percent for Ann Taylor Loft compared to a 1.0 percent decrease last year.




      Gross margin as a percent of net sales for the fiscal year-to-date period ended January 31, 2004 was 54.5 percent, compared to 54.1 percent for the same period last year. Selling, general and administrative expenses as a percentage of net sales were 43.7 percent, compared to 44.3 percent for the same period in fiscal 2002. The decrease was primarily due to increased leverage on fixed expenses resulting from the increase in comparable store sales.




      Ann Taylor Chairman J. Patrick Spainhour said, "Although the Company got off to a slow start in fiscal 2003, the increase in comparable store sales and resulting improvement in gross margin allowed us to deliver record net income and earnings performance for the year. Our emphasis on strengthening the Ann

Taylor brand and enhancing our client's overall shopping experience resulted in strong sales and gross margin performance at both retail concepts, particularly during the fourth quarter and holiday selling season."





       "For fiscal 2004, the Company remains comfortable with current earnings guidance in the range of $0.47 - $0.49 and $0.58 - $0.60 per share for the first and second quarters respectively, and full year earnings guidance in the range of $2.47 - $2.57 per share."

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

                                                                  ANNTAYLOR   3



      "Effective immediately I am pleased to announce that Tony Romano, who has been SVP - Logistics for the past 7 years, has been promoted to EVP, and adds

Information Services to his Logistics responsibilities. I am also pleased to announce that Jim Smith, who is currently CFO and has been with the company for

11 years, has also been promoted to EVP and assumes the additional responsibilities of Real Estate and Construction."




      The Company's Board of Directors today voted to increase the Company's existing $50,000,000 securities repurchase program to $75,000,000,

notwithstanding shares already repurchased under the original program.




     The Company also announced today that it has regretfully accepted the resignations of Gerald S. Armstrong and Tamara L. Heim from its Board of

Directors.




     Mr. Armstrong, a director since 1989, told the Company that he was resigning "to spend more time on his business commitments at Arena Capital

Partners and other business issues" adding, "This is a decision I have pondered for some time.  With the company's recent performance and strong outlook, the timing seems right."




     Separately, the Board said it was honoring Ms. Heim's wish to spend more with her family and assess career options after resigning from Borders Group.

Ms. Heim tendered her resignation to the Board under the Company's corporate governance guidelines upon relinquishing her positions at Borders.





      Ann Taylor is one of the country's leading women's specialty retailers,

operating 651 stores in 43 states, the District of Columbia and Puerto Rico,

and also an Online Store at www.anntaylor.com.
                            -----------------



FORWARD-LOOKING STATEMENTS
Certain statements in this press release are Forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements may use the words "expect", "anticipate", "plan", "intend", "project", "believe" and similar expressions. These forward-looking statements reflect the Company's current expectations concerning future events and actual results may differ materially from current expectations or historical results. Any such forward-looking statements are subject to various risks and uncertainties, including failure by the Company to predict accurately client fashion preferences; decline in the demand for merchandise offered by the Company; competitive influences; changes in levels of store traffic or consumer spending habits; effectiveness of the Company's brand awareness and marketing programs; general economic conditions or a downturn in the retail industry; the inability of the Company to locate new store sites or negotiate favorable lease terms for additional stores or for the expansion of existing stores; lack of sufficient consumer interest in the Company's Online Store(s); a significant change in the regulatory environment applicable to the Company's business; risks associated with the possible inability of the Company, particularly through its sourcing and logistics functions, to operate within production and delivery constraints; the impact of quotas, and the elimination thereof; an increase in the rate of import duties or export quotas with respect to the Company's merchandise; financial or political instability in any of the countries in which the Company's goods are manufactured; the potential impact of health concerns relating to severe infectious diseases, particularly on manufacturing operations of the Company's vendors in Asia and elsewhere; acts of war or terrorism in the United States or worldwide; work stoppages, slowdowns or strikes; the inability of the Company to hire, retain and train key personnel, and other factors set forth in the Company's filings with the SEC. The Company does not assume any obligation to update or revise any forward-looking statements at any time for any reason.

                                     o o o
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

                                                                 ANNTAYLOR   4

     Contact:

     Jim Smith
     Chief Financial Officer
     (212) 541-3547




                               - Tables Follow - - -

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

                                                                  ANNTAYLOR   5

                          ANNTAYLOR STORES CORPORATION
                          ----------------------------
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                -----------------------------------------------
 FOR THE QUARTERS AND FISCAL YEARS ENDED JANUARY 31, 2004 AND FEBRUARY 1, 2003

    (UNAUDITED, FOR THE QUARTERS ENDED JANUARY 31, 2004 AND FEBRUARY 1, 2003)

                                          QUARTERS ENDED            FISCAL YEARS ENDED
                                      ----------------------    --------------------------

                                        JAN. 31,     FEB. 1,      JAN. 31,       FEB. 1,
                                          2004        2003         2004           2003
                                       ---------    --------    ----------     ----------
                                        (dollars in thousands, except per share amounts)

Net sales.........................     $ 448,677    $352,213    $1,587,708     $1,380,966
Cost of sales.....................       202,784     168,919       721,463        633,473
                                       ---------    --------    ----------     ----------

Gross margin......................       245,893     183,294       866,245        747,493
Selling, general and
   administrative  expenses.......       191,956     156,067       694,590        612,479
                                       ---------    --------    ----------     ----------

Operating income..................        53,937      27,227       171,655        135,014

Interest income...................         1,030         927         3,298          3,279
Interest expense..................         1,581       1,723         6,665          6,886
                                       ---------    --------    ----------     ----------

Income before income taxes........        53,386      26,431       168,288        131,407
Income tax provision..............        21,854      10,308        67,346         51,249
                                       ---------    --------    ----------     ----------

Net income........................     $  31,532    $ 16,123    $  100,942     $   80,158
                                       =========    ========    ==========     ==========

Basic earnings per share of common
   stock..........................     $    0.70    $   0.36    $     2.27     $     1.81
                                       =========    ========    ==========     ==========

Weighted average number of shares
   outstanding (000)..............        44,871      44,374        44,409         44,248
                                       =========    ========    ==========     ==========

Diluted earnings per share of
   common stock...................     $    0.65    $   0.35    $     2.13     $     1.72
                                       =========    ========    ==========     ==========

Weighted average number of shares
   outstanding, assuming
   dilution (000).................        49,729      48,265        48,763         48,301
                                       =========    ========    ==========     ==========
Number of stores open at
   beginning of period............           639         580           584            538
Number of stores opened during
   period.........................            13           6            70             49
Number of stores expanded
   during period*.................             3         ---             8            ---
Number of stores closed during
   period.........................             4           2             6              3
                                       ---------    --------    ----------     ----------
Number of stores open at end
   of period......................           648         584           648            584


Total store square footage at
end of period.....................                               3,662,000      3,305,000

------------------------

* Expanded stores are excluded from comparable store sales for the first year following expansion.

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

                                                                 ANNTAYLOR   6

                          ANNTAYLOR STORES CORPORATION
                          ----------------------------
                           CONSOLIDATED BALANCE SHEETS
                           ---------------------------
                      JANUARY 31, 2004 AND FEBRUARY 1, 2003





                                                  JANUARY 31,       FEBRUARY 1,
                                                      2004             2003
                                                  ----------       ----------
                       ASSETS                            (in thousands)
Current assets
  Cash and cash equivalents................      $  337,087       $  212,821
  Accounts receivable.......................         12,476           10,567
  Merchandise inventories...................        172,058          182,984
  Prepaid expenses and other current assets.         55,747           46,599
                                                 ----------       ----------
      Total current assets..................        577,368          452,971
Property and equipment, net.................        265,569          247,115
Goodwill, net...............................        286,579          286,579
Deferred financing costs, net...............          4,886            4,170
Other assets................................         17,471           17,691
                                                 ----------       ----------
      Total assets..........................     $1,151,873       $1,008,526
                                                 ==========       ==========

        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable..........................     $   52,170       $   54,558
  Accrued salaries and bonus................         23,714           27,567
  Accrued tenancy...........................         11,185           10,808
  Gift certificates and merchandise credits
     redeemable............................          32,120           25,637
  Accrued expenses.........................          42,431           30,325
                                                 ----------       ----------
      Total current liabilities............         161,620          148,895

Long-term debt, net.........................        125,152          121,652
Deferred lease costs and other liabilities..         34,465           23,561

Stockholders' equity
  Common stock, $.0068 par value; 120,000,000
    shares authorized; 49,465,620 and 48,932,860
    shares issued, respectively.............            336              332
  Additional paid-in capital................        516,824          500,061
  Retained earnings.........................        393,926          296,113
  Deferred compensation on restricted stock.         (6,148)          (3,968)
                                                 ----------       ----------
                                                    904,938          792,538
      Treasury stock, 4,087,620 and 4,050,972
         shares respectively, at cost.........      (74,302)         (78,120)
                                                 ----------       ----------
      Total stockholders' equity............        830,636          714,418
                                                 ----------       ----------
      Total liabilities and stockholders'
         equity............................      $1,151,873       $1,008,526
                                                 ==========       ==========